                                                                     EXHIBIT 5.1

                                 April 19, 2001

Sprint Corporation
6200 Sprint Parkway
Overland Park, Kansas 66251

  Re:  Legality of the 7.900% notes due 2005, the 8.375% notes due 2012
       ----------------------------------------------------------------
       and the 8.750% notes due 2032 being registered
       ----------------------------------------------------------------


Ladies and Gentlemen:

     We have acted as counsel to Sprint Corporation, a Kansas corporation (the "Company"), and Sprint Capital Corporation, a Delaware corporation ("Sprint Capital"), in connection with the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed exchange of up to $1,000,000,000 aggregate principal amount of 7.900% notes due 2005, $2,000,000,000 aggregate principal amount of 8.375% notes due 2012 and $2,000,000,000 aggregate principal amount of 8.750% notes due 2032 of Sprint Capital (collectively, the "New Notes") for a like principal amount of Sprint Capital's issued and outstanding 7.900% notes due 2005, 8.375% notes due 2012 and 8.750% notes due 2032, respectively (collectively, the "Old Notes" and, together with the New Notes, the "Notes"). The Old Notes are, and the New Notes will be, unconditionally guaranteed by the Company (the "New Guarantees").

     In so acting, we have reviewed the Indenture, dated as of October 1, 1998, among Sprint Capital, the Company and Bank One, N.A., as Trustee, as supplemented by the First Supplemental Indenture, dated as of January 15, 1999, and the Second Supplemental Indenture, dated as of October 15, 2001 (such Indenture, as so supplemented, the "Indenture"). We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies.

     For purposes of the opinions below, we have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture has been duly authorized by all requisite action by the Trustee and that the Indenture has been duly executed and delivered by, and is a valid and binding agreement of, the Trustee, enforceable against the Trustee in accordance with its terms.

     This opinion is limited in all respects to the laws of the State of New York and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed

Sprint Corporation
April 19, 2002
Page 2


herein. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

     (1) The Indenture has been duly authorized, executed and delivered by the Company and Sprint Capital and constitutes a valid and binding obligation of the Company and Sprint Capital enforceable against the Company and Sprint Capital in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

     (2) The New Notes have been duly authorized by Sprint Capital and, when executed and delivered by Sprint Capital and duly authenticated in accordance with the terms of the Indenture and delivered in exchange for the Old Notes, will constitute valid and binding obligations of Sprint Capital, enforceable against Sprint Capital in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

     (3) The New Guarantees have been duly authorized by Sprint and, when the New Notes are executed and delivered by Sprint Capital with executed New Guarantees affixed thereto in accordance with the terms of the Indenture in exchange for the Old Notes, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein. This opinion may not be relied upon by any person or entity (other than the addressee hereof) for any purpose without our prior written consent.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.


                                             Very truly yours,


                                             /s/ KING & SPALDING